UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 10, 2014, the board of directors of MVP REIT, Inc. (the “Company”) approved an amendment to the Company’s share repurchase program (the “Share Repurchase Program”) with respect to repurchase requests made in connection with the death or disability (as defined in the Code) of a stockholder.  Upon the effectiveness of such amendment, repurchase requests made in connection with the death or disability (as defined in the Code) of a stockholder shall be satisfied by the Company in accordance with the terms of the Share Repurchase Program within 15 days following the receipt of such repurchase request or as soon as practicable thereafter.  Redemption requests other than those made in connection with the death or disability (as defined in the Code) of a stockholder will continue to be repurchased as of March 31, June 30, September 30 and December 31 of each year in accordance with the terms of the Share Repurchase Program.

The board of directors of the Company has determined that the foregoing amendment is in the best interests of the stockholders.  Except for the foregoing amendment, the terms of the Share Repurchase Program, as set forth under “Description of Capital Stock – Share Repurchase Program” commencing on page 156 of the Company’s prospectus, dated April 25, 2014, remain unchanged.  In accordance with the terms of the Share Repurchase Program, the amendment will become effective on December 13, 2014, or 30 days following the filing of this Form 8-K.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      MVP REIT, Inc.

Date:  November 13, 2014                                                                By:

    Michael V. Shustek
President and Chief Executive Officer